Exhibit 10.57.1


                              PANAMSAT CORPORATION
             1999 NON-EMPLOYEE DIRECTORS COMPENSATION DEFERRAL PLAN

         1. Purpose. The purpose of the Plan is to provide qualified individuals who are not employees of the Company who serve as members of the Board of Directors an opportunity to defer payment of a portion of their Director's Fees in accordance with the terms and conditions set forth herein.

         2. Definitions. For the purposes of the Plan, the following capitalized words shall have the meanings set forth below:

              "Annual Fees" means (i) any annual fee payable to a Non-Employee Director for service on the Board, (ii) any other fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board, and (iii) any similar annual fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

              "Annual Meeting" means an annual meeting of the Company's stockholders.

              "Beneficiary" or "Beneficiaries" means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to receive Deferred Benefits in the event of the Non-Employee Director's death; provided, however, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director's death, Beneficiary shall mean the Non-Employee Director's estate.

              "Beneficiary Designation Form" means a document, in a form approved by the Compensation Committee to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Compensation Committee prior to the date of death of the Non-Employee Director.

              "Board" means the Board of Directors of PanAmSat Corporation.

              "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.


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              "Common Stock" means the common stock, par value $0.01 per share, of the Company.

              "Companies" means the Company and each Subsidiary.

              "Company" means PanAmSat Corporation, a Delaware corporation, or any successor to substantially all of its business.

              "Deferral Election Form" means a document, in a form approved by the Compensation Committee, pursuant to which a Non-Employee Director makes a deferral election under the Plan.

              "Deferral Period" means each period commencing on the date of an Annual Meeting and ending on the date immediately preceding the next Annual Meeting; provided, however, that the first Deferral Period under the Plan shall commence within thirty days after July 9, 1999. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.

              "Deferred Benefit" means an amount that will be paid on a deferred basis under the Plan to a Non-Employee Director who has made a deferral election pursuant to Section 5.

              "Deferred Compensation Account" means the bookkeeping record established for each Non-Employee Director. A Deferred Compensation Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.

              "Director's Fees" means the aggregate of a Non-Employee Director's Annual Fees and Per Diem Fees.

              "Effective Date" means July 9, 1999.

              "Election Date" means the day immediately preceding the commencement of a Deferral Period. If an individual first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period, the Election Date shall be the thirtieth day following such Annual Meeting date or initial participation date, as the case may be. The Election Date for the first Deferral




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         Period shall be the last business day prior to the first fiscal quarter of the Company to begin after the Effective Date.

              "Compensation Committee" means the compensation committee of the Board which has been appointed to administer the Plan.

              "Fair Market Value" means the last quoted selling price of a share of Common Stock as reported by NASDAQ, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the last quoted selling prices as reported on NASDAQ or such automated system for the most recent date during which a sale occurred).

              "Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

              "Per Diem Fees" means (i) any meeting fee payable in respect of attendance at or participation in meetings of the Board or any committee of the Board or any meeting of the stockholders of the Company and (ii) any similar meeting fee payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

              "Phantom Stock Unit" means a bookkeeping unit representing one share of Common Stock credited to a Deferred Compensation Account in accordance with Section 4(c).

              "Plan" means the PanAmSat 1999 Non-Employee Director Compensation Deferral Plan.

              "Subsidiary" means a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body.

                  3.       Administration.

         (a) The Plan shall be administered by the Compensation Committee. Members of the Compensation Committee may participate under the Plan.




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         (b) The Compensation Committee shall be authorized to interpret the
Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make factual determinations in connection with the administration or interpretation of the Plan, to determine or resolve all questions including, but not limited to, questions regarding eligibility for benefits under the Plan and to make any other determinations that it believes are necessary or advisable for the administration of the Plan. In the administration of this Plan, the Compensation Committee may employ agents and delegate to them such duties as it sees fit (including the exercise of decision making authority on behalf of the Compensation Committee). The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Deferral Election Form to the extent the Compensation Committee deems desirable to carry the Plan into effect. Any decision of the Compensation Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Compensation Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of the Compensation Committee members to execute and deliver documents on behalf of the Compensation Committee.

         (c) The Compensation Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of the Companies. Each member of the Compensation Committee, each individual designated by the Compensation Committee to administer the Plan and each other person acting at the direction of or on behalf of the Compensation Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Compensation Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly provided by statute, and to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

         4. Deferral of Director's Fees.

         (a) Deferral Elections.

              (i) General Provisions. Non-Employee Directors may elect to defer all or a specified percentage of their Director's Fees with respect to a Deferral Period in the manner provided in this Section 4. A Non-Employee Director's Deferred Benefit is at all times nonforfeitable.




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              (ii) Deferral Election Forms. Before the Election Date applicable to a Deferral Period, each Non-Employee Director will be provided with a Deferral Election Form and a Beneficiary Designation Form. In order for a Non-Employee Director to participate in the deferral portion of the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by him, must be delivered to the Company on or prior to the applicable Election Date. A Deferral Election Form submitted by a Non-Employee Director for a Deferral Period shall be deemed to be a continuing election for all subsequent Deferral Periods, unless the Employee Director completes and files a subsequent Deferral Election Form with the Company prior to the Election Date applicable to that Deferral Period. A Non-Employee Director electing to participate in the Plan for a given Deferral Period shall indicate on his Deferral Election Form:

                   (A) the percentage of the Director's Fees for the Deferral
              Period to be deferred which shall be in multiples of 1 share of Common Stock; and

                   (B) if the Deferral Election Form is the first such form
              filed by the Non-Employee Director, the Non-Employee Director's election, in accordance with Sections 4(e) and 4(f), as to the timing and manner of payment of the Deferred Benefits. A Non-Employee Director's election as to the timing and manner of payment of Deferred Benefits in the initial Deferral Election Form shall govern the timing and manner of payment of all subsequent deferrals under the Plan and may not be changed or revoked without the prior written consent of the Compensation Committee, which may be granted upon a determination by the Compensation Committee, in its sole discretion, that a financial hardship will result if such consent is not granted.

              (iii) Effect of No Deferral Election. A Non-Employee Director who does not have a completed and signed Deferral Election Form on file with the Company on or prior to the applicable Election Date for a Deferral Period may not defer his Director's Fees for such Deferral Period.

         (b) Establishment of Deferred Compensation Accounts. A Non-Employee Director's deferrals will be credited to a Deferred Compensation Account set up for that Non-Employee Director by the Company in accordance with the provisions of this Section 4.




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         (c) Crediting of Phantom Stock Units to Deferred Compensation Accounts.

              (i) Number of Phantom Stock Units. The portion of the Director's Fees that a Non-Employee Director elects to defer shall be credited to the Deferred Compensation Account as of the date that such portion of the Director's Fees would otherwise have been payable to the Non-Employee Director. The number of Phantom Stock Units to be credited shall equal the number of shares of Common Stock deferred by the Non-Employee Director.

              (ii) Dividend Equivalents. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, the Deferred Compensation Account of a Non-Employee Director will be credited with additional Phantom Stock Units determined by dividing (A) the amount of cash, or the value (as determined by the Compensation Committee) of any securities or other property, paid or distributed in respect of a corresponding number of shares of Common Stock by (B) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded up to a whole Phantom Stock Unit. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

              (iii) No Rights as Stockholder. Except as provided in Section 4(c)(ii) above, the crediting of Phantom Stock Units to a Non-Employee Director's Deferred Compensation Account shall not confer on the Non-Employee Director any rights as a stockholder of the Company.

         (d) Written Statements of Account. The Company will furnish each Non-Employee Director with a statement setting forth the value of such Non-Employee Director's Deferred Compensation Account as of the end of each Deferral Period and all credits to and payments from the Deferred Compensation Account during the Deferral Period. Such statement will be furnished no later than sixty days after the end of the Deferral Period.

         (e) Manner of Payment of Deferred Benefit. Payment of the Deferred Benefits shall be by delivery of shares of Common Stock. Payment shall be made in a single payment or in a series of five or fewer annual installments. The amount of each installment payment to a Non-Employee Director shall be determined in accordance with the formula B/(N - P), where "B" is the total value of the Deferred Compensation




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Account as of the installment calculation date, "N" is the number of installments elected by the Non-Employee Director and "P" is the number of installments previously paid to the Non-Employee Director. Any partial unit resulting in the calculation above will be settled in cash.

         (f) Commencement of Payment of Deferred Benefit. Payment of a Non-Employee Director's Deferred Benefit shall commence as soon as practicable (but in no event more than sixty days) after the earlier to occur of:

         (i) termination of service as a member of the Board; and

         (ii) the date specified in the Deferral Election Form executed by the Non-Employee Director.

         (g) Death. In the event of a Non-Employee Director's death, the Non-Employee Director's entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to Section 4(f), will be distributed in a single payment to the Non-Employee Director's Beneficiary as soon as practicable after the date of death, but in no event more than six months after the Non-Employee Director's date of death.

         (h) Restrictions on Transfer. The Company shall pay all Deferred Benefits payable under the Plan only to the Non-Employee Director or Beneficiary designated under the Plan to receive such amounts. Neither a Non-Employee Director nor his Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Non-Employee Director's or Beneficiary's debts or other obligations.

         5. Designation of Beneficiary.

         (a) Beneficiary Designations. Each Non-Employee Director may designate a Beneficiary to receive any Deferred Benefit due under the Plan on the Non-Employee Director's death by executing a Beneficiary Designation Form.




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         (b) Change of Beneficiary Designation. A Non-Employee Director may
change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Compensation Committee. The execution of a Beneficiary Designation Form and its receipt by the Compensation Committee revokes and rescinds any prior Beneficiary Designation Form.

         6. Recapitalization or Reorganization.

         (a) Authority of the Company and Stockholders. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks having rights superior to or affecting the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Change in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "Change in Capitalization"):
(i) such proportionate adjustments as may be necessary (in the form determined by the Compensation Committee in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of Phantom Stock Units credited to a Non-Employee Director's Deferred Compensation Account, and (ii) the Compensation Committee may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

         (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all Deferred Benefits credited to the Non-Employee Director's Deferred Compensation Account as of the date of the consummation of a proposed dissolution or liquidation shall be paid in Common Stock to the Non-Employee Director or, in the event of death of the Non-Employee Director prior to payment, to the Beneficiary thereof on the date of the consummation of such proposed action.




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         7. Termination and Amendment of the Plan.

         (a) General Power of Board. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part and settle all Phantom Stock Units in shares of Common Stock; provided, however, that no such termination, modification, suspension or amendment shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule; and, provided further, that the Board may not, without stockholder approval, increase the maximum number of shares issuable under the Plan, except as provided in Section 6(b) above.

         (b) When Directors' Consents Required. The Board may not alter, amend, suspend, or terminate the Plan without the consent of any Director to the extent that such action would result in the distribution to such Director of amounts then credited to his Deferred Compensation Account in any manner other than as provided in the Plan or could reasonably be expected to result in the immediate taxation to such Director of Deferred Benefits.

         8. Miscellaneous.

         (a) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

         (b) Unfunded Plan.

              (i) Generally. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company's creditors.

              (ii) Deferred Benefits. A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Non-Employee Director or Beneficiary will be an unsecured creditor of the Company. No Non-Employee Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him hereunder, nor shall any Non-Employee Director, Beneficiary or any other person have any right to receive any distribution under




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         the Plan except as, and to the extent, expressly provided in the Plan.
         The Company will not segregate any funds or assets for Deferred Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Non-Employee Director, Beneficiary or other person for the performance of the Company under the Plan.

         (c) Other Compensation Arrangements. Benefits received by a Non-Employee Director pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.

         (d) Securities Law Restrictions. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

         (e) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

         (f) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to conflicts of law principles.

         (g) Effective Date. The Plan shall be effective as of the Effective
Date.




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